UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2020

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
180 Qingnian West Road Hongqiao Building West, 4th Floor Nantong, Jinagsu, China 226001

(Address of Principal Executive Offices) (Zip code)

 +86-0513-8912-3630

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2020, Mr. Mingze Yin tendered his resignation as a director, the chairman of the Audit Committee, a member of the Compensation Committee and the Nominating and Corporate Governance Committee of Code Chain New Continent Limited (the “Company”), effective November 16, 2020. The resignation of Mr. Yin has been approved by the Nominating and Corporate Governance Committee and the Board of Directors of the Company. Mr. Yin’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On November 16, 2020, approved by the Board of Directors, the Nominating and Corporate Governance Committee and the Compensation Committee, Ms. Yajing Li was appointed as a director of the Company, chairwoman to the Audit Committee and a member to the Compensation Committee and the Nominating and Corporate Governance Committee, effective November 16, 2020.

The Board has determined that Ms. Li is independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and meets the “audit committee financial expert” standards of the SEC for service on the Audit Committee.

The biographical information of Ms. Li is set forth below:

Ms. Yajing Li, age 39, has been the director of real estate investment at Guohua Life Insurance Co., Ltd., an insurance company based in China since 2010, in charge of the asset management department. Prior to that, Ms. Li worked as a director in charge of accounting at Shanghai Linli Planning and Architectural Design Co., Ltd. from 2008 to 2009, a director in charge of accounting at Newsky (Canada) International Consulting Co., Ltd. from 2007 to 2008, and a financial manager at Shanghai Lige Power Engineering Co., Ltd. from 2006 to 2007. Ms. Li received her Bachelor’s degree in finance and economics from School of South-Central University for Nationalities in China and her Master’s degree in Management from Shanghai University of Finance and Economics.

Ms. Li does not have a family relationship with any director or executive officer of the Company. Ms. Li has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Li accepted an offer letter from the Company and agreed to receive an annual compensation of $10,000, effective November 16, 2020. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Offer Letter between Code Chain New Continent Limited and Yajing Li, dated November 16, 2020
99.1	Correspondence of Mingze Yin’s Resignation as President of the Company, dated November 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: November 17, 2020	By:	/s/ Yimin Jin
	Name:	Yimin Jin
	Title:	CEO

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